                                                                 EXHIBIT 10.6

                            INDEMNIFICATION AGREEMENT


This Indemnification Agreement (the "AGREEMENT") is made this 30th day of June 2001 by and between Dov Strikovsky, I.D. No. 051276897, of Akiva Street, Raanana ("STRIKOVSKY") and Marnetics Broadband Technologies Ltd. (formerly - Stav Electrical Systems (1994) Ltd.), Israeli public company No. 52-004389-4 of 10 Haietzira Street, Industrial, Raanana ("MXB").

WHEREAS Marnetics Ltd. ("MARNETICS"), the shareholders of Marnetics (the "SHAREHOLDERS") and MXB have entered into a Share Exchange Agreement dated May 31, 2000, whereby, in consideration for the purchase of all of Marnetics' shares by MXB, the shareholders of Marnetics were issued shares of MXB equaling 75% of the issued and outstanding share capital of MXB on a fully diluted basis (the "SEA"); and

WHEREAS pursuant to an addendum to the SEA dated October 30, 2000 (the "ADDENDUM"), Strikovsky and/or any Company under his control agreed to indemnify the shareholders of Marnetics against any loss or damage incurred by MXB as a result of MXB's liability with respect to Current Projects (as defined in the Addendum)(the "INITIAL INDEMNIFICATION"); and

WHEREAS pursuant to the Addendum, in order to secure the Initial Indemnification, Strikovsky has transferred 200,000 shares of MXB (the "ESCROW SHARES") to be held in escrow (the "ESCROW") by Advocate Menahem Gurman (the "ESCROW AGENT") according to the Escrow Agreement signed by Strikovsky and the Escrow Agent (the "ESCROW AGREEMENT") set forth in ANNEX A hereto ; and

WHEREAS on the date hereof the status of the Current Projects, including collection of debts from customers and issuance of invoices by suppliers, evidence that MXB may face more liabilities than the ones anticipated at the time of signature of the SEA, the Addendum and the Escrow Agreement; and

WHEREAS, in light of the above, the parties wish to elaborate and add to the terms and provisions of the Initial Indemnification (the Initial Indemnification and its amendments hereunder: the "COMPLETE INDEMNIFICATION") and the Escrow Agreement pursuant to the terms and conditions of this Agreement.

NOW, WHEREFORE, the parties hereby agree as follows:

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1.        PREAMBLE; ANNEXES

          The preamble to this Agreement and all its Annexes form an integral part thereof.

2.        THE BANK AGREEMENT

          2.1.  MXB UNDERTAKINGS

                2.1.1. On May 9, 2001, an agreement (the "BANK AGREEMENT") was signed between MXB and Bank Hapoalim, Ltd. (the "BANK") with respect to MXB's debt to the Bank in the amount of NIS 13,100,000 (Thirteen Million One Hundred Thousand)(the "DEBT").

                2.1.2. In accordance with the Bank Agreement, the Bank has agreed to release MXB from its obligation to repay the Debt and to cancel the floating charge and the liens registered in favor of the Bank on properties of MXB provided that, by May 31, 2001 at the latest, the following shall occur:

                        2.1.2.1. Shlavor Systems Ltd., a company wholly owned by Strikovsky, ("SHLAVOR") shall have agreed in writing to assume liability for the Debt; and

                        2.1.2.2. MXB shall have paid NIS 4,000,000 to the Bank on account for the Debt (the "REPAID AMOUNT"); and

                        2.1.2.3. MXB shall have assigned to the Bank, by way of a lien all the rights of MXB with respect to the debt of the City of Hod Hasharon to MXB in the sum of NIS 9,100,000.

                        2.1.2.4. MXB shall have provided a guarantee to the Bank in the amount of NIS 3,000,000 (the "GUARANTEE") to secure Shlavor's obligation to repay the Debt, subject to reduction as provided in the Bank Agreement.

2.2.     STRIKOVSKY'S UNDERTAKINGS

                2.2.1. In the framework of the Complete Indemnification, Strikovsky and/or any


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                        Company under his control hereby agrees and undertakes
                        as follows:

                        2.2.1.1.  To reimburse MXB the Repaid Amount; and

                        2.2.1.2. To reimburse MXB any amount that MXB may have to pay to the Bank if the Bank exercises the Guarantee; and

                        2.2.1.3. To indemnify and hold MXB harmless for all costs, expenses and other amounts payable by MXB in connection with the Debt pursuant to the Bank Agreement.

                2.2.2.  All amounts due and payable to MXB pursuant to this
                        Section 2.2 shall be linked to the consumer cost of living index and bear annual interest of four percent (4%) per annum from the date of payment to the Bank by MXB until the date of actual payment by Strikovsky to MXB plus VAT.

                2.2.3.  All amounts due and payable to MXB pursuant to this
                        Section 2.2 shall be paid in monthly installments of NIS 200,000 (Two Hundred Thousand) commencing on June 1, 2004 until paid in full.

2.3.       ADDITIONAL ESCROW SHARES

                2.3.1. As a security for the performance of Strikovsky's undertakings under this Section 2, Strikovsky shall deliver 100,000 additional shares of MXB (the "ADDITIONAL ESCROW SHARES") to the Escrow Agent, which shall be held, upon their delivery to the Escrow Agent, pursuant to the terms of the Escrow Agreement.

                2.3.2. In addition, the Escrow Shares and the Additional Escrow Shares shall be subject to the following conditions:

                        2.3.2.1. The Escrow Shares and the Additional Escrow Shares shall be released by the Escrow Agent to Strikovsky, pursuant to the Escrow Agreement and this Section 2.3 upon

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

                                  satisfaction of the terms of the Escrow
                                  Agreement and after the receipt by the Escrow Agent of a certificate from the independent auditors of MXB that (a) no further amounts are owed by MXB with respect to the Repaid Amount and the Guarantee pursuant to the Bank Agreement and (b) all amounts to be reimbursed to MXB by Strikovsky pursuant to Section 2.2.1 hereto and the Initial Indemnification.

                        2.3.2.2. In the event that, prior to receipt of the certificate described in Section 2.3.2.1 above, the Escrow Agent receives notice of a claim against Strikovsky and/or any Company under his control pursuant to the initial Indemnification or the Complete Indemnification, the Escrow Agent shall be authorized to retain any or all of the Escrow Shares and/or Additional Shares until such claim is resolved and, in the unrestricted discretion of the Escrow Agent, shall be authorized to sell or otherwise dispose of all or any portion of the Escrow Shares and/or Additional Shares so as to satisfy any alleged liability.

                        2.3.2.3. In the event that, at any time, (even before the amounts under Section 2.2.3 become due) the price per share of MXB shares shall equal US$ 15, then, subject to MXB's written consent, the Escrow Agent shall sell or otherwise dispose of 100,000 shares out of the Escrow Shares or the Additional Shares and transfer the consideration therefor to MXB in satisfaction of any indemnification due by Strikovsky and/or any Company under his control to MXB at such time and any amount due by Strikovsky and/or any Company under his control as indemnification at that time (including the Indemnity Amount defined below) shall be reduced proportionately.

                        2.3.2.4. In the event that, at any time, (even before the amounts under Section 2.2.3 become due) the price per share of MXB shares shall equal US$ 20, then, subject to MXB's written consent, the Escrow Agent shall sell or otherwise dispose of an additional 100,000 shares out of the Escrow Shares or the Additional Shares and transfer the consideration therefor to MXB in satisfaction of any indemnification due by Strikovsky and/or any Company under his control to MXB at such time and any amount due by Strikovsky and/or any Company under his control as indemnification at that time (including the Indemnity Amount) shall be reduced proportionately.

                        2.3.2.5. In no event shall the Escrow Agent be subject to any liability with respect to any actions taken pursuant to this Section 2.3. Each of Strikovsky and/or Company under his control and MXB agrees to indemnify and hold the Escrow Agent harmless from all cost, loss or expense which may be incurred by him in connection with performance of his duties hereunder and under the Escrow Agreement.

3.       INDEMNITY AMOUNT

          3.1. In the framework of the Complete Indemnification, Strikovsky hereby agrees to pay to MXB, not later than July 30, 2001, an amount of NIS 1,932,316 (One Million Nine Hundred Thirty Two Thousand Three Hundred and Sixteen) (the "INDEMNITY AMOUNT"). The parties hereby acknowledge that the Indemnity Amount represents the aggregate of missing invoices that should have been issued to MXB by the entities listed in Annex 3.3. hereto.

          3.2. The Indemnity Amount shall be paid in the form of the delivery by the Escrow Agent of bank guaranties deposited by Strikovsky in escrow with the Escrow Agent. Strikovsky hereby instructs the Escrow Agent to deliver the bank guaranties to MXB not later than the above-mentioned date.

          3.3. Subject to the payment of the Indemnity Amount by Strikovsky and/or any Company under his control to MXB as set forth above, MXB hereby assigns to Strikovsky all right, title and interest to any

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

                claim, demand, and/or cause of action whatsoever that MXB may have now or shall have in the future against or with respect to the entities set forth in ANNEX 3.3 hereto.

4.       IRREVOCABLE WAIVER AND RELEASE

          4.1. This Agreement sets forth the complete obligations of Strikovsky with respect to the subject matters of this Agreement and vis-a-vis the entities referred to in this Agreement.

          4.2. Each of MXB and each of the Shareholders hereby irrevocably waives any claim and/or demand it has now or may have in the future against Strikovsky and/or any Company under his control for any liability covered by this Agreement and the Addendum other than pursuant to this Agreement and grants Strikovsky an irrevocable release therefrom.

          4.3. If any liability and/or obligation related to the liabilities covered by this Agreement and/or the Addendum is imposed on Strikovsky not pursuant to this Agreement or if any action or measure is taken by MXB and/or any of the Shareholders and/or any other person or entity which results in Strikovsky becoming liable or obligated other than pursuant to this Agreement or the Addendum, this Agreement shall be null and void and MXB shall indemnify Strikovsky in full against any such liability and/or obligation.


5.       APPLICABLE LAW

         The laws of the State of Israel shall govern the interpretation and enforcement of this Agreement. The parties irrevocably consent to the personal jurisdiction of the courts of Tel Aviv-Yaffo with respect to any dispute arising out of or in connection with this Agreement. If any provision hereof is deemed unenforceable, said provision shall be severed and the remainder of this Agreement shall be enforced in accordance with its terms.

6.       MISCELLANEOUS

          6.1. NOTICES. All communications provided for in this Agreement shall be in writing and shall be sent or faxed to each party at such address as a party may from time to time designate in writing to the other parties. Notices shall be sent by personal delivery, by registered mail, return receipt requested, express courier, facsimile copy or electronic mail. Notices shall be deemed to be received three business days after being mailed or on the next business day after being faxed.

          6.2. ENTIRE AGREEMENT. This Agreement, together with the attached Annexes, constitutes the entire agreement among the parties regarding the transactions contemplated herein and therein and supercedes all prior agreements and arrangements between or among the parties with respect to the subject matter hereof, whether oral or written, except for the SEA, the Addendum and the Escrow Agreement. In the event of discrepancies between the provisions of SEA, the Addendum, the Escrow Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

          6.3. HEADINGS. The headings contained in this Agreement are solely for convenience of reference and shall not affect the interpretation of this Agreement.

          6.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Neither party shall sell, assign, transfer, or otherwise convey any of its rights or delegate any of its duties under this Agreement, except to a company which has succeeded to substantially all of the business and assets of the Company and has assumed in writing its obligations under this Agreement.

          6.6. DELAYS OR OMISSIONS: WAIVER. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default by any other party under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.

          6.7. FURTHER ACTIONS. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth above.

/S/ DOV STRIKOVSKY                         /S/ DAVID SHEETRIT
--------------------------------------     -------------------------------------
Dov Strikovsky                             Marnetics Broadband Technologies Ltd.

                                           By: DAVID SHEETRIT
                                               ---------------------------------

                                           Title: ACTING CHIEF EXECUTIVE OFFICER
                                                 -------------------------------

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


                                           /S/ ISAAC NISSIM
                                           -------------------------------------
                                           Marnetics Broadband Technologies Ltd.

                                           By: ISAAC NISSIM
                                               ---------------------------------
                                           Title: CHIEF FINANCIAL OFFICER
                                                 -------------------------------


We, the undersigned, agree and are bound by the terms and provision of this Agreement.

GAP TECHNOLOGIES  LTD                           SAHAR (SECURITIES) TECHNOLOGIES
                                                LTD

                                                By:     __________________
By:     __________________                      Title:  __________________
Title:  __________________


DERMISTOCK (1998) LTD                           LIMASSA ENTERPRISES CORPORATION
                                                (BVI)

                                                By:     __________________
By:     __________________                      Title:  __________________
Title:  __________________


TECHBYTE L.L.C.                                 ECI TELECOMMUNICATIONS LTD

By:     __________________                      By:     __________________
Title:  __________________                      Title:  __________________

                                                OFEK RECHASIM TECHNOLOGIES 1999
                                                LTD

                                                By:     __________________
______________________                          Title:  __________________
EMANUEL VIND


DUGAZ MARKETING (1995)  LTD                     SUNNY.COM  LTD

By:     __________________
Title:  __________________                      By:     __________________
                                                Title:  __________________

LINKWARE  LTD                                   STI Ventures INVESTMENTS NO. 2
                                                NV

By:     __________________                      By:     __________________
Title:  __________________                      Title:  __________________


Docor International BV                          Ronchal Investments NV

 By:     __________________                     By:     __________________
Title:  __________________                      Title:  __________________

Prime Technology Ventures NV

By:     __________________
Title:  __________________

I, the undersigned, hereby agree to the content of Sections __of this Agreement.


/S/ MENAHEM GURMAN
--------------------------------
Menahem Gurman, Adv.

                                    ANNEX 3.3

1.         Zur Neeman

2.         David Bar- Aquiva

3.         Kivnun Electricity Works (98) LTD.